Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S‑8 No. 333‑14957, No. 33‑52078 and No. 333‑111142) pertaining to the 401(k) Profit Sharing Plan of NCI Building Systems, Inc., Registration Statements (Form S‑8) No. 333‑34899, No. 33‑52080 and No. 333‑12921) pertaining to the Nonqualified Stock Option Plan of NCI Building Systems, Inc., Registration Statement (Form S‑8 No. 333‑11139) pertaining to the 2003 Long-Term Stock Incentive Plan of our report dated December 9, 2004, with respect to the consolidated financial statements of NCI Building Systems, Inc. incorporated by reference in the Annual Report (Form 10‑K) for the fiscal year ended October 30, 2004, and our report dated December 9, 2004 with respect to the financial statement schedule of NCI Building Systems, Inc. included in the Annual Report (Form 10‑K) for the fiscal year ended October 30, 2004.

/s/ Ernst & Young LLP

Houston, Texas
January 11, 2005